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I-st Quarter, 2000
PORTFOLIO NAME                                           TRADE DATE  SECURITY

Alliance Aggressive Stock Portfolio                      01/26/00    XM Satellite Radio Holdings Inc.

Alliance Aggressive Stock Portfolio                      02/08/00    Citadel Communications Corp.

     Number of Transactions - 2

Alliance Balanced Portfolio                              02/14/00    Savvis Communications Corp.

     Number of Transactions - 1

Alliance Common Stock Portfolio                          01/26/00    John Hancock Financial Services, Inc.

     Number of Transactions - 1

Alliance Conservative Investors Portfolio                02/14/00    Savvis Communications Corp.

     Number of Transactions - 1

Alliance Growth Investors Portfolio                      02/14/00    Savvis Communications Corp.

     Number of Transactions - 1

Alliance Small Cap Growth Portfolio                      01/27/00    Extensity, Inc.

Alliance Small Cap Growth Portfolio                      01/27/00    Packaging Corp. of America

Alliance Small Cap Growth Portfolio                      01/28/00    Caminus Corp.

Alliance Small Cap Growth Portfolio                      01/28/00    SBA Communications Corp.

Alliance Small Cap Growth Portfolio                      01/31/00    Sequenom, Inc.

Alliance Small Cap Growth Portfolio                      02/03/00    Dobson Communications Corp.

Alliance Small Cap Growth Portfolio                      02/03/00    MediaCom Communications Corp.

Alliance Small Cap Growth Portfolio                      02/08/00    FastNet Corp.

Alliance Small Cap Growth Portfolio                      02/08/00    Rural Cellular Corp.

Alliance Small Cap Growth Portfolio                      02/09/00    Landacorp, Inc.

Alliance Small Cap Growth Portfolio                      02/09/00    Organic, Inc.

Alliance Small Cap Growth Portfolio                      02/10/00    Cypress Communications, Inc.

Alliance Small Cap Growth Portfolio                      02/10/00    Lante Corp.

Alliance Small Cap Growth Portfolio                      02/10/00    Witness Systems, Inc.

Alliance Small Cap Growth Portfolio                      02/14/00    Diversa Corp.

Alliance Small Cap Growth Portfolio                      02/16/00    CompuCredit Corp.

Alliance Small Cap Growth Portfolio                      02/17/00    Eloquent, Inc.

Alliance Small Cap Growth Portfolio                      02/25/00    Hotel Reservations Network, Inc.

Alliance Small Cap Growth Portfolio                      03/03/00    Prime Response, Inc.

Alliance Small Cap Growth Portfolio                      03/03/00    Register.com

Alliance Small Cap Growth Portfolio                      03/03/00    Versata, Inc.

Alliance Small Cap Growth Portfolio                      03/06/00    Net2000 Communications, Inc.

Alliance Small Cap Growth Portfolio                      03/07/00    Firstworld Communications, Inc.

Alliance Small Cap Growth Portfolio                      03/16/00    PSI Technologies Holdings, Inc.

Alliance Small Cap Growth Portfolio                      03/28/00    Intrabiotics Pharmaceuticals, Inc.

     Number of Transactions - 25

Merrill Lynch Basic Value Equity Portfolio               03/13/00    Infineon Technologies AG

     Number of Transactions - 1

Merrill Lynch World Strategy Portfolio                   03/02/00    Palm, Inc.

Merrill Lynch World Strategy Portfolio                   03/07/00    Crayfish Co., Ltd.

Merrill Lynch World Strategy Portfolio                   03/13/00    Infineon Technologies AG

     Number of Transactions - 3

MFS Emerging Growth Companies Portfolio                  01/24/00    Regent Communications, Inc.

MFS Emerging Growth Companies Portfolio                  01/25/00    HealthGate Data Corp.

MFS Emerging Growth Companies Portfolio                  01/27/00    Extensity, Inc.

MFS Emerging Growth Companies Portfolio                  01/31/00    Sequenom, Inc.

MFS Emerging Growth Companies Portfolio                  02/03/00    Dobson Communications Corp.

MFS Emerging Growth Companies Portfolio                  02/09/00    Landacorp, Inc.

MFS Emerging Growth Companies Portfolio                  02/10/00    Lante Corp.

MFS Emerging Growth Companies Portfolio                  02/10/00    Witness Systems, Inc.

MFS Emerging Growth Companies Portfolio                  02/14/00    Diversa Corp.

MFS Emerging Growth Companies Portfolio                  02/17/00    Eloquent, Inc.

MFS Emerging Growth Companies Portfolio                  03/03/00    Register.com

MFS Emerging Growth Companies Portfolio                  03/07/00    Firstworld Communications, Inc.

     Number of Transactions - 12

Morgan Stanley Emerging Markets Equity Portfolio         01/18/00    Grupo Televisa SA

Morgan Stanley Emerging Markets Equity Portfolio         03/28/00    ICICI Banking Ltd.

     Number of Transactions - 2

II-nd Quarter, 2000
PORTFOLIO NAME                                           TRADE DATE  SECURITY

Alliance Common Stock Portfolio                          06/27/00    Santa Fe International

     Number of Transactions - 1

Alliance Global                                          05/11/00    The AES Corp.

     Number of Transactions - 1

Alliance Small Cap Growth Portfolio                      06/08/00    Community Health System

Alliance Small Cap Growth Portfolio                      06/28/00    Virage, Inc.

Alliance Small Cap Growth Portfolio                      05/05/00    Genomic Solutions

     Number of Transactions - 3

EQ/Balanced (Alliance Equity) Portfolio                  06/27/00    Santa Fe International

     Number of Transactions - 1

Mercury World Strategy Portfolio                         06/29/00    Capstone Turbine

Mercury World Strategy Portfolio                         05/15/00    Koninklijke Ahold

Mercury World Strategy Portfolio                         05/23/00    Banco Bilbao Vizcaya

     Number of Transactions - 3

MFS Emerging Growth Companies Portfolio                  06/28/00    Virage, Inc.

MFS Emerging Growth Companies Portfolio                  04/06/00    I 3 Mobile

     Number of Transactions - 2

Morgan Stanley Emerging Markets Equity Portfolio         04/14/00    Votorantim Celulose e Papel S.A.

     Number of Transactions - 1

T. Rowe Price Equity Income Portfolio                    04/26/00    AT&T Wireless Group

     Number of Transactions - 1

T. Rowe Price International Stock Portfolio              06/16/00    China Unicom Ltd.

     Number of Transactions - 1


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